UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 17, 2005 (July 18, 2005)

_____________________

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in Its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-13477, 333-22809, 333-59778, 333-83964 and 333-121493
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant's Telephone Number, Including Area Code): (212) 490-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

The following describes recent property transactions by the TIAA Real Estate Account (“Account”). Except as noted, the expenses for operating the properties purchased are either borne or reimbursed by the property tenants, although the terms vary under each lease.

Office Properties in the United Kingdom

1 & 7 Westferry Circus - London, UK

On November 15, 2005 the Account purchased a two building, nine-story Class A office building in Canary Wharf, London, United Kingdom for approximately $381.2 million ($147.8 million net of debt). Significantly, this is the Account's first foreign property purchase. 1 Westferry Circus, built in 1992 and 7 Westferry Circus, built in 1993, contains 395,784 net rentable square feet and were 81.6% leased at the time of purchase. The three largest tenants are Texaco Limited (143,723 square feet), European Medicines Evaluation Agency (140,059 square feet) and EDS (19,556 square feet). Rental rates average 31.76 Pound Sterling, which is within the current average for comparable properties. The property is in the Docklands submarket, which had approximately 17.2 million square feet of office space with a 9.8% vacancy rate at the time of purchase.

Office Properties in the United States

Urban Centre - Tampa, FL

On July 21, 2005, the Account purchased a two building, Class A office complex in Tampa, Florida, for approximately $105.6 million. Urban Center, built in 1984 and 1987, contains 549,375 net rentable square feet and was 91 % leased at the time of purchase. The three largest tenants are Agency Solutions International (33,005 square feet), Air Canada (25,294 square feet) and MCI (22,917 square feet). Rental rates average $22.17 per square foot, which is within the current average market rent for comparable properties. The property is in the West shore submarket, which had approximately 10 million square feet with a direct vacancy rate of 11.5% or 12.9% including sublease space at the time of purchase.

US Bank Plaza - Sacramento, CA

On July 18, 2005, the Account purchased a 25-Story, Class A office building and an adjacent parking structure located in the central business district of Sacramento, California, for approximately $159.5 million. The US Bank Plaza (980 9th Street), built in 1992, and the garage, built in 1961, contain a total of 481,885 net rentable square feet and was 94% leased at the time of purchase. The three largest tenants are U.S. Bank National Association (72,210 square feet), Investors Bank and Trust (53,580 square feet) and the Department of Managed Health Care (52,261 square feet). Rental rates average $28.85 per square foot, which is within the current average market rent for comparable properties. The property is in the downtown Sacramento office submarket, which had approximately 8.4 million square feet with a direct vacancy rate of 12.7%, or 14.1% including sublease space at the time of purchase.

Residential Properties

The Caruth - Dallas, TX

On September 1, 2005, the Account purchased an apartment complex containing 338 units, located in Dallas, Texas for approximately $61.0 million. The Caruth, built in 1999, is comprised of 26 three-story buildings (a total of 29 buildings including leasing office, maintenance shop and mail kiosk) and was 94% occupied at the time of purchase. Rental rates average $1.24 per square foot per month, which is within the current average market rent for comparable properties. The property is located in the Near North submarket, which had approximately 7,313 units, with a vacancy rate of 6.6% at the time of purchase.

Windsor at Glenridge - Atlanta, GA

On August 26, 2005, the Account purchased a Class A garden apartment complex containing 296 units, located in Atlanta, Georgia for approximately $44.3 million. The Windsor at Glenridge, built in 1996, is comprised of eleven, three and four story residential buildings and was 94% occupied at the time of purchase. Rental rates average $0.96 per square foot per month, which is within the current average market rent for comparable properties. The property is located in the Sandy Springs/Dunwoody submarket, which had approximately 29,400 units and a vacancy rate of 6.1% at the time of purchase.

Windsor at Lenox Park - Atlanta, GA

On August 26, 2005, the Account purchased a Class A garden apartment complex containing 407 units, located in Atlanta, Georgia for approximately $70.8 million. The Windsor at Lenox Park, built in 2001, is comprised of seventeen, two, three and four story residential buildings and was 94% leased at the time of purchase. Rental rates average $1.15 per square foot per month, which is within the current average market rent for comparable properties. The property is located in the Buckhead apartment submarket, which had approximately 19,800 units and a vacancy rate of 6.2% at the time of purchase.

The Maroneal - Houston, TX

On July 29, 2005, the Account purchased a Class A apartment complex containing 309 units, located in Houston, Texas for approximately $35.0 million. The Maroneal, built in 1998, consists of twenty, two- to four- story apartment buildings, and was 95% occupied at the time of purchase. Rental rates average $1.26 per square foot per month, which is within the current average market rent for comparable properties. The property is located in the Medical Center submarket, which had approximately 16,980 units and a vacancy rate of 9.8% at the time of purchase.

Industrial Properties

The Regal Logistics Campus - Seattle (Tacoma), WA

On or about November 17, 2005, the Account expects to purchase four industrial buildings located in Seattle (Tacoma), Washington for approximately $63.2 million. The Regal Logistics Campus, built between 1999 and 2004, contains 968,535 rentable square feet and was 100% leased at the time of purchase by Regal Logistics. Rental rates average $4.15 per square foot, which is on par with the current average market rent for comparable properties. The property is located within the Seattle industrial submarket with approximately 256 million square feet and a vacancy rate of 6.7% at the time of purchase.

Shawnee Ridge Industrial Portfolio - Suwanee, GA

On October 12, 2005, the Account purchased an industrial complex consisting of four buildings in Suwanee, Georgia for approximately $44.4 million. Shawnee Ridge Industrial, built in 2000 to 2005, contains 775,694 rentable square feet and was 100% leased at the time of purchase. The three largest tenants are Enovation Graphic Systems, Inc. (200,000 square feet), Mitsubishi Electric USA (176,250 square feet) and McKesson Medical-Surgical, Inc. (118,750 square feet). Rental rates average $3.60 per square foot, which is within the current average market rent for comparable properties. The property is located in the Northeast Atlanta industrial submarket, which had approximately 97.1 million square feet and a vacancy rate of 11.2% at the time of purchase.

RR Donnelley Distribution Center - Bolingbrook, IL

On October 6, 2005, the Account purchased a bulk distribution warehouse building in Bolingbrook, Illinois for approximately $33.6 million. The RR Donnelley Distribution Center, built in 2005, contains 659,157 rentable square feet and is 100% leased to RR Donnelley and Sons. The rental rate averages $2.79 per square foot, which is below the average market rent for comparable properties. The property is located in the Northern Will County industrial submarket, which had approximately 54.7 million square feet and a vacancy rate of 16.5% at the time of purchase.

201 Greenwood Court - Atlanta, GA

On September 27,2005, the Account purchased an industrial building located in McDonough (Atlanta), Georgia for approximately $30.4 million. 201 Greenwood Court, built in 1999, contains 800,000 rentable square feet and is 100% leased to a subsidiary of Tyco International. The rental rate averages $2.27 per square foot, which is within the current average market rent for comparable properties. The property is located in the South Atlanta industrial submarket, which had approximately 93.9 million square feet and a vacancy rate of 12.1% at the time of purchase.

Other Investments

Lion Gables Apartment Fund, L. P. - Limited partnership

On or about November 16, 2005, the Account expects to commit to invest $172.5 million to purchase limited partnership interests in Lion Gables Apartment Fund, LP, a newly-formed fund of real estate investments created to invest in Class A apartment complex properties throughout the United States. It is expected that the Account will fund a portion of the fund's capital call in the amount of approximate $150 million, with the remainder to be funded within the next 36 months.

SALES

Longwood Towers-Brookline, MA

On November 7, 2005 the Account sold a three building, ten-story residential complex which contained 268 apartment units for approximately $103.0 million. The account purchased the property on December 12, 2002 for an original investment in the amount of $80.3 million.

National Industrial Portfolio-Various Locations

On October 27, 2005, the Account sold six properties, which it combined into one portfolio for sale, for an aggregate sale price of approximately $89.7 million. A seventh property is scheduled to close shortly. The six properties sold are:

River Road Distribution Center- Fridley, MN

River Road Distribution Center, which consists of one industrial building, and was purchased on November 22, 1995. The original investment in this property was $4.2 million. The allocated sale price was approximately $5.9 million.

Interstate Crossing - Eagan, MN

Interstate Crossing, which consists of two industrial buildings, and was purchased on December 31, 1996. The original investment in this property was $6.5 million. The allocated sale price was approximately $8.7 million.

Northpointe Commerce Center - Fullerton, CA

Northpointe Commerce Center, which consists of six industrial buildings, and was purchased on June 15, 2000. The original investment in this property was $38.7 million. The allocated sale price was approximately $53.8 million.

Dallas Industrial Portfolio - Dallas TX

Three properties from the Dallas Industrial Portfolio, which were known as 1910 Crown Drive, 1701 Vantage Drive and 10515 Miller Road, were purchased on June 5, 2002. The original investment in these three properties was $18.2 million. The allocated sale price was approximately $21.3 million.

The Farragut Building - Washington, D.C.

On August 19, 2005, the Account sold a twelve-story, office building, for approximately $58.0 million. The Account purchased the property on May 16, 2002 for an original investment in the amount of $46.0 million.

Five Centerpointe - Lake Oswego, OR

On July 29, 2005, the Account sold a six-story, Class A multi office building, for approximately $24.9 million. The Account purchased the property on April 21, 1997 for an original investment in the amount of $15.7 million.

Bent Tree Apartments - Columbus, OH

On July 27, 2005, the Account sold an eleven building residential complex which contained 256 apartment units for a sale price of approximately $14.1 million. The Account purchased the property on October 22, 1998 for an original investment in the amount of $14.4 million.

Indian Creek Apartments - Farmington Hills, MI

On July 25, 2005, the Account sold a fifteen building residential complex which contained 196 apartment units for approximately $17.4 million. The Account purchased the property on October 8, 1998 for an original investment in the amount of $17.0 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

By: TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: November 17, 2005	By: /s/ Stewart P. Greene

Chief Counsel, Securities Law